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                                 Exhibit (e)(13)

   Mutual Fund Sales and Service Agreement dated as of April 4, 2002 between Transamerica Life Insurance and Annuity Company, One Group Dealer Services, Inc.
                  and One Group Administrative Services, Inc.

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ONE GROUP DEALER SERVICES, INC.

MUTUAL FUND SALES AND SERVICE AGREEMENT

This Agreement is entered into among the financial institution executing this Agreement ("Financial Institution"), One Group Dealer Services, Inc. ("OGDS") and One Group Administrative Services, Inc. ("OGA"), with respect to those series of One Group Mutual Funds ("One Group") listed in Exhibit A hereto (each series referred to individually as a "Fund" and collectively as the "Funds") for whose shares of beneficial interest ("Shares") OGDS serves as Distributor and for whom OGDS provides or coordinates shareholder services.

A.   Financial Institution.

1.   Status of Financial Institution as a Life Insurance Company

     (a)  Financial Institution represents and warrants to OGDS:

          (i) that it is a life insurance company domiciled in the State of North Caroline and has certificates of authority authorizing it to conduct a life insurance business in all states except New York;

          (ii) that it has established separate accounts that are exempt from registration with the Securities and Exchange Commission under
                Section 3(a)(12)(iv) of the Securities Exchange Act of 1934 ("`34 Act") that invest in shares of investment company securities;

          (iii) that it offers and sells shares of its separate accounts to plans that meet the requirements for qualification under Section 401 of the Internal Revenue Code of 1986, as amended ("Plans");

          (iv) that it has established, or will establish, a separate account ("Separate Account") that will invest in shares of One Group Mutual Funds ("Fund" or "Funds"), and will offer and sell shares of the Separate Account ("Separate Account Shares") to Plans and/or to their participants ("Participants"); and,

          (v) as and when it receives orders from Plans and/or Participants for the purchase, redemption and/or exchange of Separate Account Shares, it will aggregate these orders and net them and submit orders to the Funds or to their transfer agent for the purchase, redemption or exchange of shares of One Group Mutual Funds ("Shares") on behalf of the Separate Account.

2.   Financial Institution's Purchases of Shares.

     The parties agree that with regard to each transaction in which Financial Institution purchases, redeems or exchanges Shares, and with regard to any services rendered pursuant to this Agreement, the following will apply:

     (a)  Financial Institution will trade on behalf of the Separate Account.

     (b) The Plans and Participants are customers of Financial Institution ("Customer" or "Customers").

     (c) Each transaction in Shares by Financial Institution shall be initiated by its receipt of orders from Customers for the purchase, redemption or exchange of Separate Account Shares, which orders shall be aggregated and netted, and based thereon Financial Institution shall submit an order to the Funds or to their transfer agent for the purchase, redemption or exchange of a corresponding number of Shares determined on the basis of the then-current offering price per Share, in the case of a net purchase of Shares, or at the then-current net asset value ("NAV") per Share, in the case of a net redemption or a net exchange of Shares.

     (d) Financial Institution shall have legal ownership of all Shares and Customers shall have legal ownership of all Separate Account Shares.

     In offering and selling Separate Account Shares to Customers, Financial Institution shall be authorized to disclose to Customers that the Separate Account will invest in Shares as its underlying funding medium, and in so doing will not make any representation that is not contained in the then-current Prospectus or the then-

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     current Statement of Additional Information for the Funds, or in any
     authorized supplemental material supplied by OGDS. Financial Institution shall not have any authority in any transaction to act as agent for OGDS or One Group.

B.   Sales of Fund Shares.

1.   Execution of Orders for Purchase, Redemption and/or Exchange of Shares.

     (a) All orders for the purchase or redemption of Shares shall be executed at the then-current NAV per share, in each case as described in the applicable Fund prospectus. Any applicable deferred sales charges (contingent or otherwise), redemption fee, or similar charge or fee will be deducted by One Group prior to the transmission of the redemption proceeds to Financial Institution or its customer. OGDS and One Group reserve the right to reject any purchase request in their sole discretion.

          The procedures relating to all orders will be subject to the terms of the prospectus of each Fund and OGDS' written instructions to Financial Institution from time to time. Specifically,


          (i) orders to purchase, redeem and/or exchange Separate Account Shares received by Financial Institution prior to the close of trading on the New York Stock Exchange (generally, 4:00 p.m., Eastern Time ("ET")) ("Market Close") on any day that a Fund is open for business ("Day 1") will be aggregated and netted, and an order for the corresponding number of Shares to be purchased, redeemed or exchanged shall be electronically transmitted to One Group by 8:00 a.m., ET on the next day that the Fund is open for business ("Day 2")(such orders are referred to as "Day 1 Trades");

          (ii) orders to purchase, redeem and/or exchange Separate Account Shares received by Financial Institution after the Market Close on Day 1, but prior to the Market Close on Day 2 ("Day 2 Trades") will be aggregated and netted, and an order for the corresponding number of Shares to be purchased, redeemed or exchanged shall electronically transmitted to One Group on the second day that a Fund is open for business following Day 1;and,

          (iii) if Financial Institution cannot electronically transmit Day 1 Trades by 8:00 a.m. on Day 2, Financial Institution will transmit such orders by facsimile prior to the beginning of trading on the New York Stock Exchange (generally 9:30 a.m ET) ("Market Open") on Day 2.

     (b) Day 1 Trades will be effected at the NAV calculated as of the Market Close on Day 1, and Day 2 Trades will be effected at the NAV calculated as of the Market Close on Day 2. One Group agrees that, consistent with the foregoing, Day 1 Trades will have been received by One Group prior to the Market Close on Day 1 for all purposes, including, without limitation, effecting distributions.

     (c) Payments for Shares shall be made as specified in the applicable Fund prospectus, (i.e., by wire directly to State Street Bank and Trust Company, One Group's transfer agent). If payment for any purchase order is not received in accordance with the terms of the applicable Fund prospectus, OGDS reserves the right, without notice, to cancel the sale and to hold Financial Institution responsible for any loss sustained as a result thereof, including loss of profit.

C.   Distribution Services.

1.   Agreement to Provide Distribution Services.

     (a) With regard to those Funds noted on Exhibit A which pay asset-based sales charges under Distribution and Shareholder Services Plans adopted pursuant to Rule 12b-1 under The Investment Company Act of 1940, as amended ("Rule 12b-1 Fees"), OGDS hereby appoints Financial Institution to render or cause to be rendered distribution and sales services to the Funds and their shareholders.

     (b) The services to be provided under sub-section (a) may include, but are not limited to, the following:

          (i) Assisting OGDS to increase the number of issued and outstanding Shares by marketing Separate Account Shares to Customers;

          (ii) Aggregating, netting and processing purchase, redemption and/or exchange orders for Separate Account Shares from Customers and placing net purchase, redemption or exchange orders for Shares with the Funds or their transfer agent;

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          (iii) Providing periodic information to Customers about their holdings of Separate Account Shares, including information about their value based on the then-current NAV of the Shares owned by the Separate Account;

          (iv) Arranging for bank wires and federal funds wires to and from the Separate Account;

          (v) Responding to questions about the Funds from Customers and potential Customers;

          (vi) Advertising the Funds as the underlying investment medium of the Separate Account; and,

          (vii) Providing other similar services as OGDS may reasonably request to the extent permitted under applicable laws or regulations.

     (c) OGDS may, in its sole discretion, reduce the amount of, or terminate entirely, Rule 12b-1 Fee payments. In addition, Rule 12b-1 Fees may be reduced or eliminated at any time if the Distribution and Shareholder Services Plans under which the fees are paid are materially amended or terminated either by the Board of Trustees of One Group or by vote of a majority of the outstanding shares of a Fund.

2.   Asset-Based Sales Loads Payable to Financial Institution.

     During the term of this Agreement, OGDS will pay Financial Institution Rule 12b-1 Fees for each Fund as set forth in the Fund's current prospectus. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate pro-ration of the fee on the basis of the number of days that this Agreement is in effect during the period.

D.   Miscellaneous.

1.   Delivery of Prospectuses and Reports to Customers.

     Financial Institution will make available to Customers, at or prior to the time of any purchase of Separate Account Shares, copies of the Funds' then-current prospectus and, upon request by a Customer, a copy of the Funds' then-current Statement of Additional Information. Financial Institution shall not make any representations concerning any Shares other than those that are contained in the then-current prospectus or the then-current Statement of Additional Information of the applicable Fund or Funds, or in any promotional materials or sales literature furnished to Financial Institution by OGDS or One Group.

2.   ERISA Assets.

     (a) Financial Institution understands that the Department of Labor views ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving administrative service fees or other compensation from funds in which the fiduciary's discretionary ERISA assets are invested. To date, the Department of Labor has not issued any exemptive order or advisory opinion that would exempt fiduciaries from this interpretation. Without specific authorization from the Department of Labor, fiduciaries should carefully avoid investing discretionary assets in any fund pursuant to an arrangement where the fiduciary is to be compensated by the fund for such investment. Receipt of such compensation could violate ERISA provisions against fiduciary self-dealing and conflict of interest and could subject the fiduciary to substantial penalties.

     (b) Financial Institution will not perform or provide any duties or services that would cause it to be a fiduciary under Section 4975 of the Internal Revenue Code, as amended. For purposes of that Section, Financial Institution understands that any person who exercises any discretionary authority or discretionary control with respect to any individual retirement account or its assets, or who renders investment advice for a fee, or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of such an account, is a fiduciary.

3.   Blue Sky.

     (a) Shares of the Funds have been qualified for sale under, or are exempt from the requirements of the respective securities laws of the states and jurisdictions listed on Exhibit A. OGDS will promptly notify Financial Institution in the event shares of the Funds cease to be qualified for sale under, or cease to qualify for an exemption from the requirements of the respective securities laws of the states and jurisdictions listed on Exhibit A to this Agreement.

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     (b)  Financial Institution agrees and certifies that, in connection with offering and selling Separate Account Shares to Customers, it will:

          (i) comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies; and,

          (ii) will not engage in any activities in regard to the Shares that would require it to be registered as a broker-dealer under
                Section 15 of the `34 Act or under the securities laws of any state or other jurisdiction, and will not offer for sale or sell any Shares in any state or other jurisdiction.

4.   Indemnification.

     (a) Financial Institution shall indemnify and hold harmless OGDS, OGA, each Fund, the transfer agent of the Funds, and their respective subsidiaries, affiliates, officers, directors, agents and employees from all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with:

          (i) any material breach by Financial Institution of any representations, covenants or warranties of this Agreement;

          (ii) any actions or omissions of OGDS, OGA, any Fund, the transfer agent of the Funds, and their subsidiaries, affiliates, officers, directors, agents and employees in reliance upon any oral, written or computer or electronically transmitted instructions, documents or materials that are received by any such persons and reasonably believed to be genuine and reasonably believed to have been given by or on behalf of Financial Institution; or

          (iii) any willful misconduct or negligence (as measured by industry standards) of Financial Institution, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement.

     (b) OGDS shall indemnify and hold harmless Financial Institution and its subsidiaries, affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with:

          (i) any breach by OGDS of any of its representations, covenants or warranties of this Agreement or any provision of this Agreement;

          (ii) any alleged untrue statement of a material fact contained in any Fund's Registration Statement, Prospectus, SAI, advertisements, marketing materials or other similar documents (collectively, the "Fund's Materials") that are provided to Financial Institution by or on behalf of the Funds, or as a result of or based upon any alleged omission to state a material fact in any of the Fund's Materials required to be stated therein or necessary to make the statements contained therein not misleading; and

          (iii) any willful misconduct or negligence (as measured by industry standards) of OGDS, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement

     (c) OGA shall indemnify and hold harmless Financial Institution and its subsidiaries, affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with any breach by OGA of any provision of this Agreement.

     (d) The agreement of the parties in this Section 4 to indemnify each other is conditioned upon the party entitled to indemnification ("Indemnified Party") giving notice to the party required to provide indemnification ("Indemnifying Party") promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. Such notice will be given by a means of prompt delivery that provides confirmation of receipt to the address provided below in Paragraph 9. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which

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          approval shall not be unreasonably be withheld), and that the
          Indemnified Party may participate in such defense at its expense. If the Indemnifying party does not elect to assume the defense, the Indemnifying Party will reimburse the Indemnified Party for the reasonable fees and expenses of any counsel retained by it. The failure of the Indemnified Party to give notice as provided in this Sub-section (d) shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this Section. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

     (e) The provisions of this Section 4 shall survive the termination of this Agreement.

5.   Customer Names Proprietary to Financial institution.

     (a) All information, including "nonpublic personal information" as that term in defined in Regulation S-P, relating to Financial Institution's customers are and shall remain Financial Institution's sole property and shall not be disclosed to or used by OGDS, OGA, or their affiliates for any purpose except the performance of their respective duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Funds or as permitted by Rule 15 of Regulation S-P. Notwithstanding the foregoing, this Section 5 shall not prohibit OGDS, OGA, or any of their affiliates from utilizing the names of Financial Institution's customers for any purpose if the names are obtained in any manner other than from Financial Institution pursuant to this Agreement and other than as a direct or indirect result of Financial Institution entering into this Agreement with OGDS and OGA.

     (b) If applicable, Financial Institution will deliver One Group's privacy policy as required by Regulation S-P.

     (c) Neither party shall use the name of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

     (d) The provisions of this Section 5 shall survive the termination of this Agreement.

6.   Security Against Unauthorized Use of Funds' Recordkeeping Systems.

     Financial Institution agrees to provide such security as is necessary to prevent any unauthorized use of the Funds' recordkeeping system, accessed via (a) www.onegroup.com or any other URL maintained by One Group, (b) a networking/data access arrangement or (c) computer hardware or software provided to Financial Institution by OGDS or OGA.

7.   Solicitation of Proxies.

     Financial Institution agrees not to solicit or cause to be solicited directly, or indirectly, at any time in the future, any proxies from the shareholders of any or all of the Funds in opposition to proxies solicited by management of the Fund or Funds, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Directors or Trustees of the Fund or Funds constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This Section 7 will survive the termination of this Agreement.

8.   Certification of  Financial Institution's Taxpayer Identification Number.

     Financial Institution agrees to provide its taxpayer identification number certification to OGDS as required under the Internal Revenue Code of 1986, as amended, and any applicable Treasury regulations.

  9. Notices.

     (a) Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by:

          (i)  personal delivery;

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          (ii)  postage prepaid, registered or certified United States first class mail, return receipt requested;

          (iii) overnight courier services; or

          (iv) facsimile or similar electronic means of delivery (with a confirming copy by mail as provided herein).

     (b) Unless otherwise notified in writing, all notices to OGDS or OGA shall be given or sent to OGDS or OGA at their offices located at 1111 Polaris Parkway, Columbus, Ohio, 43271-1235, Attn: President, and all notices to Financial Institution shall be given or sent to it at its address shown below.

10.  Records.

     Financial Institution will maintain all records required to be kept by state and federal law relating to transactions in Shares and, upon request by One Group, will promptly make such records available to One Group.

11.  Termination and Amendment.

     (a) This Agreement shall become effective in this form as of the date executed by OGDS or as of the first date thereafter upon which Financial Institution executes any transaction, performs any service, or receives any payment pursuant hereto. This Agreement supersedes any prior sales, distribution, shareholder service, or administrative service agreements between the parties.

     (b) With respect to Rule 12b-1 Fees payable by each Fund, this Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Board of Trustees of One Group, including a majority of the members of the Board of Trustees of One Group who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of the Funds' Distribution and Shareholder Services Plans or in any related documents to such Customers ("Independent Trustees"), by votes cast in person at a meeting called for that purpose.

     (c) This Agreement, including Exhibit A hereto, may be amended by OGDS from time to time by the following procedure. OGDS will mail a copy of the amendment to Financial Institution's address, as shown below. If Financial Institution does not object to the amendment within thirty
          (30) days after its receipt, the amendment will become part of the Agreement. Financial Institution's objection must be in writing and be received by OGDS within such thirty days. Provided, however, that in all cases in which OGDS sends an amendment to Financial Institution, it will send the amendment by personal delivery, overnight courier service, or registered or certified United States first class mail, postage prepaid and return receipt requested.

     (d) Notwithstanding the foregoing, this Agreement may be terminated as follows:

          (i) At any time, without the payment of any penalty, by the vote of a majority of the Independent Trustees or by a vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of 1940 on not more than sixty (60) days' written notice to the parties to this Agreement;

          (ii) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940, upon the termination of the "Distribution Agreement" between One Group and OGDS, upon termination of the "Management and Administration Agreement" between One Group and OGA, or upon the termination of the applicable Distribution and Shareholder Services Customer(s); and

          (iii) by any party to this Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

     (e) The termination of this Agreement with respect to any one Fund will not cause the Agreement's termination with respect to any other Fund.

12.  Governing Law.

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     This Agreement shall be construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the dates set forth below.

ONE GROUP DEALER SERVICES, INC.
1111 Polaris Parkway
Columbus, Ohio 43271-1235

By:      /s/ Mark A. Beeson
    -------------------------------------------------

Name:    Mark A. Beeson
      -----------------------------------------------

Title:   President
      -----------------------------------------------

Date:    4/4/02
      -----------------------------------------------





ONE GROUP ADMINISTRATIVE SERVICES, INC.
1111 Polaris Parkway
Columbus, Ohio 43271-1235

By:      /s/ Robert L. Young
    -------------------------------------------------

Name:    Robert L. Young
      -----------------------------------------------

Title:   Treasurer
      -----------------------------------------------

Date:    4/4/02
      -----------------------------------------------








TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY
(Financial Institution)
1150 South Olive
Los Angeles, California 90015

By
-----------------------------------------------------


 /s/ Diana Geraci
-----------------------------------------------------
Authorized Signature

 VP Product Development
-----------------------------------------------------
Title

 Diana Geraci
-----------------------------------------------------
Print Name or Type Name

 April 4, 2002
-----------------------------------------------------
Dated


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